CANCER TREATEMENT HOLDINGS, INC.
                              LIST OF SUBSIDIARIES


ADVANCED ONCOLOGY SERVICES, INC.          FLORIDA

AOS OF SOUTH BROWARD, INC.                FLORIDA

AOS OF PENSACOLA, INC.                    FLORIDA

CTH INTERNATIONAL, INC.                   FLORIDA

CTI OF GEORGIA, INC.                      FLORIDA

CTI OF MISSISSIPPI, INC.                  FLORIDA

CTI OF NEW JERSEY, INC.                   FLORIDA

CTI OF NEW YORK, INC.                     NEW YORK

CTI OF PALM BEACH, INC.                   FLORIDA

CTI OF TAMPA, INC.                        FLORIDA

CTI OF TENNESSEE, INC.                    FLORIDA

CTI OF VIRGINIA, INC.                     FLORIDA

CTI OF WEST BROWARD, INC.                 FLORIDA

FLORIDA PHYSICAL THERAPY &                FLORIDA
REHABILITATION SERVICES, INC.

HOLLYWOOD MEDICAL CORPORATION             FLORIDA

LEADER HEALTH CARE CENTER, INC.           FLORIDA


LOGAN RADIATION THERAPY INC.              DELAWARE


LOGAN ONCOLOGY CARE                       WEST VIRGINIA

MED. TECH. SERVICES OF                    FLORIDA
SOUTH FLORIDA, INC.

MED-TECH SERVICES OF  PALM                FLORIDA
PALM BEACH, INC.

MED-TECH FUNDING CORPORATION              DELAWARE

SOUTHERN CROSS HOME HEALTH, INC.          FLORIDA



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PALM BEACH RADIOTHERAPY                   FLORIDA
ASSOCIATES, LTD.

THE BONE MARROW TRANSPLANT                FLORIDA
CENTER AT BAPTIST HOSPITAL OF
PENSACOLA, L.C.















































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